Exhibit 23.4
Consent of Independent Registered Public Accounting Firm

Gulf Coast Express Pipeline LLC
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-249271, 333-249270 and 333-182642) and Form S-8 (No. 333-142271 and 333-211905) of DCP Midstream, LP of our report dated February 19, 2021, relating to the financial statements of Gulf Coast Express Pipeline LLC, which appears in this Annual Report on Form 10-K of DCP Midstream, LP.

/s/ BDO USA,LLP

Houston, Texas
February 19, 2021